Glenbrook Life and Annuity Company
A Stock Company
Headquarters: 3100 Sanders Road, Northbrook, Illinois 60062-7154
Flexible Premium Deferred Variable Annuity Contract
This Contract is issued to the Owner in consideration of the initial purchase payment. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.
Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us "and" our" refer to Glenbrook Life and Annuity Company.
Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.
The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, varies to reflect the performance of the Variable Account. For amounts in the Guaranteed Maturity Fixed Account, the withdrawal benefit, the settlement value, transfers to other sub-accounts and any periodic income payments may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed. The Death Benefit may be subject to an upward Market Value Adjustment of the amount distributed.
This Contract does not pay dividends.
The tax status of this Contract as it applies to the owner should be reviewed each year.
PLEASE READ YOUR CONTRACT CAREFULLY.
This is a legal Contract between the Contract owner(s) and Glenbrook Life and Annuity Company.
Return Privilege
Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 20 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account. (Where required by state law, we will refund any purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value. A refund under this return privilege excludes the actual amount of any Credit Enhancement.
If you have any questions about your Glenbrook Life variable annuity, please contact Glenbrook Life at(800)755-5275.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
Secretary Chairman and Chief Executive Officer
Flexible Premium Deferred Variable Annuity

ANNUITY DATA
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CONTRACT NUMBER:.......................................................444444444

ISSUE DATE:........................................................June 30, 2000

INITIAL PURCHASE PAYMENT:.............................................$10,000.00
IRA
CREDIT ENHANCEMENT (as a percentage of Purchase Payment): ....................4%

INITIAL ALLOCATION OF PURCHASE PAYMENT:
ALLOCATED
AMOUNT (%)
VARIABLE ACCOUNT
Fund Manager Sub-account a 10%
Fund Manager Sub-account b 10%
Fund Manager Sub-account c 10%
Fund Manager Sub-account d 10%
Fund Manager Sub-account e 10%
Fund Manager Sub-account f 10%

CURRENT RATE
ALLOCATED ANNUALIZED GUARANTEED
AMOUNT (%) INTEREST RATE THROUGH
---------- ------------- ---------- ----------
GUARANTEED MATURITY FIXED ACCOUNT
1 Year Guarantee Period 10% 4.25% 06/30/2001
3 Year Guarantee Period 5% 4.75% 06/30/2003
5 Year Guarantee Period 5% 5.25% 06/30/2005
7 Year Guarantee Period 5% 5.50% 06/30/2007
10 Year Guarantee Period 5% 5.75% 06/30/2010

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT
5% 4.50% 12/30/2000

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT

5% 5.00% 06/30/2001

MINIMUM GUARANTEED RATE

Dollar Cost Averaging Fixed Accounts:..............................3.00%

PAYOUT START DATE:..................................................July 1, 2055
(The date annuity payments are anticipated to begin)

OWNER:..................................................................John Doe

ANNUITANT:..............................................................John Doe
AGE AT ISSUE:.........................................................35
SEX:................................................................Male

PRIMARY BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE
------------------- --------------------- ----------
Jane Doe Wife 100%

CONTINGENT BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE
---------------------- --------------------- ----------
Jane Doe Daughter 100%

THE PERSONS INVOLVED

Owner. The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person.
You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.
You may change the Owner at any time by written notice in a form satisfactory to us. If the Owner is a living person, you may change the Annuitant prior to the Payout Start Date by written notice in a form satisfactory to us. Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.
If the sole surviving Owner dies prior to the Payout Start Date, the Beneficiary becomes the new Owner. If the sole surviving Owner dies after the Payout Start Date, the Beneficiary becomes the new Owner as described in the Beneficiary provision and will receive any subsequent guaranteed income payments.
If more than one person is designated as Owner:
- Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;
- any request to exercise ownership rights must be signed by all Owners; and
- on the death of any person who is an Owner, the surviving person(s) named as Owner will continue as Owner.
Annuitant. The Annuitant is the person named on the Annuity Data Page, but may be changed by the Owner, as described above. The Annuitant must be a living person. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:
- the youngest Owner; otherwise,
- the youngest Beneficiary.
Beneficiary. The Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Owner. The Contingent Beneficiary is the Beneficiary(ies) who is entitled to receive benefits under the Contract after the death of all Primary Beneficiary(ies).
You may change or add Beneficiaries at any time by written notice in a form satisfactory to us before income payments begin, unless you have designated an irrevocable Beneficiary. Once we accept a change, it takes effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept it.
- Benefits Payable to Beneficiaries
- If the sole surviving Owner dies after the Payout Start Date, the Beneficiary(ies) will receive any guaranteed income payments scheduled to continue.
- If the sole surviving Owner dies before the Payout Start Date, the Beneficiary(ies) may elect to receive a Death Benefit or become the new Owner.
- Order of Payment of Benefits
As described above under Benefits Payable to Beneficiaries, Beneficiary(ies) will receive any guaranteed income payments scheduled to continue, or the right to elect to receive a Death Benefit or become the new Owner, in the following order of classes:
- Primary Beneficiary
Upon the death of the sole surviving Owner before the Payout Start Date, the Primary Beneficiary(ies), if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision. Upon the death of the sole surviving Owner after the Payout Start Date, Primary Beneficiary(ies), if living, will receive the guaranteed income payments scheduled to continue.
- Contingent Beneficiary
Before the Payout Start Date the Contingent Beneficiary, if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision upon the death of the Owner if all Primary Beneficiaries die before the sole surviving Owner. After the Payout Start Date the Contingent Beneficiary, if living, will receive the guaranteed income payments scheduled to continue upon the death of the Owner if all Primary Beneficiaries die before the sole surviving Owner.
If none of the named Beneficiaries are living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:
- your spouse, or if he or she is no longer living,
- your surviving children equally, or if you have no surviving children,
- your estate.
Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share.

ACCUMULATION PHASE

Accumulation Phase Defined. The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless this Contract is terminated before that date.
Contract Year. The one year period beginning on the issue date and on each anniversary of the issue date.
Purchase Payments. Purchase payments are initial and subsequent payments made by you, and do not include any Credit Enhancement. The initial payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We may limit the amount of each purchase payment that we will accept to a minimum of $50 and a maximum of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered. We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.
The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.
Initial Purchase Payment Allocation. If the Return Privilege provision requires us to refund purchase payments, then during the Return Privilege period, we reserve the right to invest any purchase payments you allocated to the Variable Account to a Money Market Variable Sub-Account available under this Contract. We will notify you if we do so. At the end of the Return Privilege period, the amount in the Money Market Variable Sub-Account will be allocated to the Variable Account as originally designated by you. This allocation will not be considered a transfer.
Investment Alternatives. Investment Alternatives are the Sub-accounts of the Variable Account, the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account shown on the Application. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the availability of the Investment Alternatives.
Credit Enhancement. A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of a purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement will be the percentage of your purchase payment indicated on the Annuity Data Page multiplied by the purchase payment. We do not consider Credit Enhancements to be an investment in the Contract for income tax purposes.
Variable Account. The "Variable Account" for this Contract is the Glenbrook Life Multi-Manager Variable Account. This account is a separate investment account to which we allocate assets contributed under this and certain other Contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.
Variable Sub-accounts. The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying that Sub-account.
Fixed Account Options. The Fixed Account Options are the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account.
Short Term Dollar Cost Averaging Fixed Account. Money in the Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Short Term Dollar Cost Averaging Fixed Account. Each purchase payment ,Credit Enhancement, and associated interest in the Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 3 months or more than 6 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account.
For each purchase payment, the first transfer from the Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest and Credit Enhancement will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period.
Extended Short Term Dollar Cost Averaging Fixed Account. Money in the Extended Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Extended Short Term Dollar Cost Averaging Fixed Account. Each purchase payment ,Credit Enhancement, and associated interest in the Extended Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 7 months or more than 12 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Extended Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. No amount may be transferred into the Extended Short Term Dollar Cost Averaging Fixed Account.
For each purchase payment, the first transfer from the Extended Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest and Credit Enhancement will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period.
Guaranteed Maturity Fixed Account. The Guaranteed Maturity Fixed Account is divided into Guarantee Periods. A Guarantee Period is identified by the date the Guarantee Period begins and the duration of the Guarantee Period. You create a Guarantee Period when:
- you make a purchase payment; or
- you select a new Guarantee Period after the prior Guarantee Period expires; or
- you transfer an amount from an existing Sub-account of the Variable Account, from another Guarantee Period of the Guaranteed Maturity Fixed Account, or from any Fixed Account Options.
You must select the Guarantee Period for all purchase payments and transfers allocated to the Guaranteed Maturity Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Fixed Account.
We will mail you a notice prior to the expiration of each Guarantee Period outlining the options available at the end of the Guarantee Period. During the 30 day period after a Guarantee Period expires you may:
- take no action and we will automatically apply the Guarantee Period value to a Guarantee Period of the same duration as the Guarantee Period that just expired to be established on the day the previous Guarantee Period expired; or
- notify us to apply the Guarantee Period value to one or more new Guarantee Periods to be established on the day the previous Guarantee Period expired; or
- notify us to apply the Guarantee Period value to any Sub-account of the Variable Account on the day we receive the notification; or
- receive a portion of the Guarantee Period value or the entire Guarantee Period value through a partial or full withdrawal that is not subject to a Market Value Adjustment; however, a Withdrawal Charge and taxes may apply. We will pay interest from the date the Guarantee Period expires until the date of the withdrawal.
Crediting Interest. We credit interest daily to money allocated to the Fixed Account Options at rates which compound over one year at the current annualized interest rates when the money was allocated. We will credit interest to the initial purchase payment including Credit Enhancement allocated to any Fixed Account Options from the issue date. We will credit interest to subsequent purchase payments including Credit Enhancement allocated to any Fixed Account Option from the date we receive them. We will credit interest to transfers from the date the transfer is made. The annualized interest rate for the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account will never be less than 3%.
Transfers. Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. You may make 12 transfers per Contract Year without charge. We reserve the right to charge a transfer fee of up to .50% of the transfer amount per transaction on any transfer after the 12th transfer in a Contract Year, but each transfer fee will be no less than $10. Transfers are subject to the following restrictions:
- No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account.
At the end of the transfer period, any remaining portion of the purchase payment and interest in the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account will be allocated to other Investment Alternatives as set forth in the current Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account allocations.
- Any transfer from a Guarantee Period of the Guaranteed Maturity Fixed Account will be subject to a Market Value Adjustment unless the transfer occurs during the 30 day period after the Guarantee Period expires.
- We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request for an Owner or certain Owners if:
- In our sole discretion, we believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other Contract Owners; or
- We are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.
Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of the other Contract Owners.
We reserve the right to waive the transfer fees and restrictions contained in this Contract.
Contract Value. On the issue date of the Contract, the "Contract Value" is equal to the initial purchase payment plus the Credit Enhancement. After the issue date, the "Contract Value" is equal to the sum of:
- the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus
- the total value you have in the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account; plus
- the sum of Guarantee Period values in the Guaranteed Maturity Fixed Account.
Accumulation Units and Accumulation Unit Value. Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased is determined by dividing the amount allocated by the Sub-account's Accumulation Unit Value as of the end of the Valuation Period when the allocation occurs.
Accumulation Unit Value is determined Monday through Friday on each day that the New York Stock Exchange is open for business. A Variable Account Accumulation Unit Value is determined for each Sub-account. The Accumulation Unit Value for each Sub-account will vary with the price of a share in the portfolio the Sub-account invests in, and in accordance with the Mortality and expense Risk Charge, Administrative Expense Charge, and any provision for taxes.
Assessment of Withdrawal Charges and transfers are done separately for each Contract. They are made by redemption of Accumulation Units and do not affect Accumulation Unit Value.
The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down.
Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.
Valuation Period and Valuation Date. A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.
Net Investment Factor. For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:
- The sum of:
- the net asset value per share of the mutual fund portfolio underlying the sub-account determined at the end of the current Valuation Period, plus
- the per share amount of any dividend or capital gain distributions made by the mutual fund portfolio underlying the subaccount during the current Valuation Period.
- Divided by the net asset value per share of the mutual fund portfolio underlying the sub-account determined as of the end of the immediately preceding Valuation Period.
- The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.
The Net Investment Factor may be greater or less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.
Charges. The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer charges, and applicable taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges and Market Value Adjustments.
Administrative Expense Charge. The annualized Administrative Expense Charge will never be greater than 0.10%. (See Accumulation Units and Accumulation Unit Value for a description of how this charge is applied.)
Mortality and Expense Risk Charge. The annualized Mortality and Expense Risk Charge will never be greater than 1.40%. (See Accumulation Units and Accumulation Unit Value for a description of how this charge is applied.)
Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.
Contract Maintenance Charge. Prior to the Payout Start Date, a Contract Maintenance Charge will be deducted from your Contract Value on each Contract Anniversary. The charge will be deducted on a pro-rata basis from each Sub-account of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A reduced Contract Maintenance Charge proportional to the part of the Contract Year elapsed will also be deducted if the Contract is terminated on any date other than a Contract Anniversary. After the Payout Start Date the Contract Maintenance Charge will be deducted in equal parts from each income payment. The annualized charge will never be greater than $35 per Contract Year. The Contract Maintenance Charge will be waived if, on the Contract Anniversary or upon full surrender the total Contract Value is $50,000 or more, or if all money is allocated to the Fixed Account(s) on the Contract Anniversary.
Taxes. Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.
Withdrawal. You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.
You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by a withdrawal amount equal to the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes.
Any Withdrawal Charge or Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.
Free Withdrawal Amount. Each Contract Year the Free Withdrawal Amount is equal to 15% of the amount of purchase payments excluding any Credit Enhancement. Each Contract Year you may withdraw the Free Withdrawal Amount without any Withdrawal Charge or Market Value Adjustment. Each Contract Year begins on the anniversary of the date the Contract was established. Any Free Withdrawal Amount which is not withdrawn in a year may not be carried over to increase the Free Withdrawal Amount in a subsequent year.
Withdrawal Charge. To determine the Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge.
Withdrawals in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge as follows:

Payment Year: 1 2 3 4 5 6 7 8 9 and Later Percentage: 8% 8% 8% 7% 6% 5% 4% 3% 0%

For each purchase payment withdrawal, the "Payment Year" in the table is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times that part of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.
Market Value Adjustment. Activities in a Guarantee Period of the Guaranteed Maturity Fixed Account that may be subject to a Market Value Adjustment are withdrawals in excess of the Free Withdrawal Amount, transfers, death benefits, and amounts applied to an income plan. An activity will be subject to a Market Value Adjustment unless:
- it occurs during the 30 day period after a Guarantee Period expires; or
- it is a transfer that is part of a Dollar Cost Averaging program.
A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:
I = the Treasury Rate for a maturity equal to the Guarantee Period duration for the week preceding the establishment of the Guarantee Period;
J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal request, death benefit request, transfer request, or Income Payment request;
N = the number of whole and partial years from the date we receive the withdrawal, transfer, or Death Benefit request, or from the Payout Start Date, to the end of the Guarantee Period;
An adjustment factor is determined from the following formula:
.9 x {I - (J + .0025)} x N
The amount subject to a Market Value Adjustment that is deducted from a Guarantee Period of the Guaranteed Maturity Fixed Account is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.
Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.
Death of Owne. If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Owner will have the options described below.
1. If the sole new Owner is your spouse:
a. Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.
b. Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:
i. over the life of your spouse; or
ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or
iii. Over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.
c. If your spouse does not elect one of the options above, then your spouse may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following conditions apply:
- On the day the Contract is continued, the Contract Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death. The excess, if any, of the death benefit amount over the Contract Value will be allocated to the Variable Sub-accounts. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive Due Proof of Death. Any portion of this excess attributed to the Fixed Account Options will be allocated to the Money Market Variable Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:
- Transfer all or a portion of the excess among the Variable Sub-accounts;
- Transfer all or a portion of the excess into the Guarantee Maturity Fixed Account and begin a new Guarantee Period; or
- Transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Guarantee Maturity Fixed Account.
Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.
- The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market Value Adjustment . # Prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greater of:
- the sum of all purchase payments including Credit Enhancements reduced by a withdrawal adjustment, as defined in the Death Benefit provision; or
- the Contract Value on the date we determine the Death Benefit; or
- the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments and Credit Enhancement made since that Death Benefit Anniversary and reduced by a withdrawal adjustment, as defined in the Death Benefit provision.
- Only one spousal continuation is allowed under this Contract.
2. If the new Owner is not your spouse but is a living person, then this new Owner has the following options:

a. The new Owner may elect, within 180 days of the date of your death, to receive the death benefit described below in a lump sum.
b. The new Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be:
i. over the life of the new Owner; or
ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner; or
iii. Over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.
c. The new Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.
3. If the new Owner is a corporation or other non-living person:
a. The non-living Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.
b. The non-living Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.
If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.
If the new Owner who is not your spouse does not make one of the above described elections, the Settlement Value must be withdrawn by the new Owner on or before the mandatory distribution date 5 years after your date of death. Under any of these options, all ownership rights are available to the new Owner from the date of your death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The death benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.
Death of Annuitant If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below.
1. If the Owner is a living person, then the Contract will continue with a new Annuitant as described in the Annuitant provision above.
2. If the Owner is a non-living Person:
a. The Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or
b. The Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death.
If the non-living Owner does not make one of the above described elections, the Settlement Value must be withdrawn on or before the mandatory distribution date 5 years after the Annuitant's death.
Under any of these options, all ownership rights are available to the non-living Owner from the date of the Annuitant's death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The death benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.
Death Benefit. Prior to the Payout Start Date, the death benefit is equal to the greatest of:
- the Contract Value as of the date we determine the death benefit; or
- the Settlement Value as of date we determine the death benefit; or
- the Contract Value on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments including Credit Enhancements made since that Death Benefit Anniversary and reduced by an adjustment for any partial withdrawals since that Death Benefit Anniversary.
The adjustment is equal to (A) divided by (B) and the result multiplied by (C) where:
(A) is the withdrawal amount.
(B) is the Contract Value immediately prior to the withdrawal.
(C) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments and Credit Enhancements or withdrawals made since that Anniversary.
The first Death Benefit Anniversary is the issue date. Subsequent Death Benefit Anniversaries are those Contract anniversaries that are multiples of 7 Contract Years, beginning with the 7th Contract Anniversary. For example, the issue date, 7th, and 14th Contract anniversaries are the first three Death Benefit anniversaries.
We will determine the value of the death benefit as of the end of the Valuation Period during which we receive a complete request for payment of the death benefit. A complete request includes due proof of death.
Settlement Value. The Settlement Value is the same amount that would be paid in the event of withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death.

PAYOUT PHASE

Payout Phase Defined. The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.
The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.
Payout Start Date. The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.
The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:
- the Annuitant's 90th birthday; or
- the 10th anniversary of this Contract's issue date.
Income Plans. An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:
1. Life Income with Guaranteed Payments. We will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.
2. Joint and Survivor Life Income with Guaranteed Payments. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.
3. Guaranteed Number of Payments. We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to
360. Income payments for less than 120 months may be subject to a Withdrawal Charge.
We reserve the right to make available other Income Plans.
Income Payments. Income payment amounts may vary based on any Sub-account of the Variable Account and/or may be fixed for the duration of the Income Plan. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments. The Contract Maintenance Charge will be deducted in equal payments from each income payment. The Contract Maintenance Charge will be waived if the total Contract Value is $50,000 or more as of the Payout Start Date.
Variable Amount Income Payments. The initial income payment based upon the Variable Account is calculated by applying the portion of the Contract Value in the Variable Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table selected. Subsequent income payments will vary depending upon the changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based.
The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Contract Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless Annuity Transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.
Annuity Unit Value. The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:
- multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then
- dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%.
Fixed Amount Income Payments. The income payment amount derived from any money allocated to the Fixed Account Options during the Accumulation Phase are fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Contract Value in the Fixed Account Options on the Payout Start Date, adjusted by any Market Value Adjustment plus any amount from the Variable Account that the Owner elects to apply to a Fixed Amount Income Payment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.
Annuity Transfers. After the Payout Start Date, you may transfer among the variable subaccounts. You may make up to 12 transfers per Contract year. No transfers may be made from the Fixed Amount Income Payment. Transfers from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date.
Payout Terms and Conditions. The income payments are subject to the following terms and conditions:
- If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $20, we reserve the right to:
- change the payment frequency to make the payment at least $20; or
- terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.
- If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with guaranteed payments for 120 months.
- If you choose an Income Plan which depends on any person's life, we may require:
- proof of age and sex before income payments begin; and
- proof that the Annuitant or joint Annuitant is still alive before we make each payment.
- After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless variable income payments are being made under Income Plan 3. You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges by writing to us. For Variable Amount Income Payments, this value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment.
- If any Owner dies during the Payout Phase, the remaining income payments will be paid to the successor Owner as scheduled.

INCOME PAYMENT TABLES

The initial income payment will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date reduced by one year for each six full years between January 1, 2000 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the Annuity 2000 Mortality Tables.
Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan

------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------

Annuitant's Annuitant's Annuitant's
Adjusted Male Female Adjusted Male Female Adjusted Male Female
Age Age Age
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------
------------------- ---------------------- ---------------- ---------------------- ---------------- ------------------------

35 $3.34 $3.22 49 $3.99 $3.76 63 $5.23 $4.84
36 3.38 3.24 50 4.05 3.81 64 5.35 4.95
37 3.41 3.27 51 4.11 3.87 65 5.49 5.07
38 3.45 3.30 52 4.18 3.93 66 5.62 5.20
39 3.49 3.34 53 4.26 3.99 67 5.77 5.33
40 3.53 3.37 54 4.33 4.06 68 5.92 5.47
41 3.57 3.41 55 4.41 4.13 69 6.07 5.62
42 3.62 3.44 56 4.50 4.20 70 6.23 5.78
43 3.66 3.48 57 4.58 4.28 71 6.39 5.94
44 3.71 3.52 58 4.68 4.36 72 6.56 6.11
45 3.76 3.57 59 4.78 4.45 73 6.73 6.29
46 3.81 3.61 60 4.88 4.54 74 6.90 6.48
47 3.87 3.66 61 4.99 4.63 75 7.08 6.67
48 3.93 3.71 62 5.11 4.73
=================== ====================== ================ ====================== ================ ========================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months
==============================================================================================================================

Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------------------------
-------------------- ---------------------------------------------------------------------------------------------------------

Female Annuitant's Adjusted Age
-------------------- ---------------------------------------------------------------------------------------------------------
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
Male
Annuitant's 35 40 45 50 55 60 65 70 75
Adjusted
Age
-------------------- ---------- ------------ ----------- ---------- ---------- ---------- ---------- --------- ---------------
-------------------- ---------- ---------- ---------- ---------- ----------- ---------- ------------ ----------- -------------

35 $3.06 $3.12 $3.17 $3.22 $3.26 $3.28 $3.31 $3.32 $3.33
40 3.10 3.18 3.26 3.32 3.38 3.43 3.46 3.49 3.51
45 3.13 3.23 3.33 3.43 3.52 3.59 3.65 3.69 3.72
50 3.16 3.27 3.40 3.53 3.65 3.76 3.86 3.93 3.98
55 3.18 3.30 3.45 3.61 3.77 3.94 4.08 4.20 4.29
60 3.19 3.33 3.49 3.68 3.88 4.10 4.31 4.51 4.66
65 3.20 3.34 3.52 3.73 3.97 4.24 4.54 4.83 5.08
70 3.21 3.35 3.54 3.76 4.03 4.36 4.73 5.13 5.52
75 3.21 3.36 3.55 3.78 4.07 4.44 4.87 5.38 5.92

==================== ========== ========== ========== ========== =========== ========== ============ =========== =============

Income Plan 3 - Guaranteed Number of Payments

Monthly Income Payment for each
Specified Period $1,000 Applied to this Income Plan
--------------------------------- ----------------------------------------------
--------------------------------- ----------------------------------------------

10 Years $9.61
11 Years 8.86
12 Years 8.24
13 Years 7.71
14 Years 7.26
15 Years 6.87
16 Years 6.53
17 Years 6.23
18 Years 5.96
19 Years 5.73
20 Years 5.51
================================= ==============================================

GENERAL PROVISIONS

The Entire Contract. The entire contract consists of this Contract, any written applications, and any Contract endorsements and riders.
All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application.
Only our officers may change the Contract or waive a right or requirement. No other individual may do this.
We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.
Incontestability. We will not contest the validity of this Contract after the issue date.
Misstatement of Age or Sex. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.
If we find the misstatement of age or sex after the income payments begin, we will:
- pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or
- stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.
Annual Statement. At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.
Settlements. We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.
Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.
Deferment of Payments. We will pay any amounts due from the Variable Account under this Contract within seven days, unless:
- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;
- an emergency exists as defined by the Securities and Exchange Commission; or
- the Securities and Exchange Commission permits delay for the protection of Contract holders.
We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.
Variable Account Modifications. We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund portfolio shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.
We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of funds for this Contract.
In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.
If we deem it to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.

APPLICATION
GLENBROOK PROVIDER EXTRA VARIABLE ANNUITY
GLENBROOK LIFE
A Member of Allstate Financial Group
GLAR241CW

GLENBROOK PROVIDER EXTRA VARIABLE ANNUITY
GLENBROOK LIFE (FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY)
--------------- Issued by: Glenbrook Life and Annuity Company
A Member of Allstate Financial Group PO Box 94042, Palatine, Illinois 60094
--------------------------------------------------------------------------------------------
1. Owner(s)

Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________ Phone No. ( ) _______________
City State Zip
Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________
City State Zip Relationship to Other Owner __________
--------------------------------------------------------------------------------
2. Annuitant
Leave blank if Annuitant is the same
as sole Owner; otherwise complete.

Name ______________________________ //M //F Birthdate ___/___/___
Address____________________________ Soc. Sec. No. ____-____-____
Street
___________________________________
City State Zip
--------------------------------------------------------------------------------
3. Beneficiary(ies)

Primary Contingent Name Relationship to Owner %
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
// // _____________________ _________________________ _____
--------------------------------------------------------------------------------------------
4. Death Benefit Options

Choose one or any combination of the following:

Base Contract + // No Rider; or // Enhanced Death Benefit Rider; or // Enhanced Earnings Death
Benefit Rider; or // Income Benefit Rider
---------------------------------------------------------------------------------------------
5. Purchase Payment/
Variable Account
Plan Options

Initial Purchase Payment $ _____
Please allocate the above amount in $ or % (circle one) to the Variable Sub-Account specified below:
Total must equal 100%

AIM FRANKLIN TEMPLETON (continued) PUTNAM
// AIM V.I. Aggressive Growth ___ // Templeton Developing // Putnam VT Growth & Income
// AIM V.I. Balanced Fund ___ Markets Securities Fund - Class iB ___
// AIM V.I. Capital Fund - Class 2 ___ // Putnam VT Growth Opportunities
Appreciation Fund ___ // Templeton International Fund - Class iB ___
// AIM V.I. Dent Demographic Securities Fund - Class 2 ___ // Putnam VT International
Trends Fund ___ Growth Fund - Class iB ___
// AIM V.I. Diversified GOLDMAN SACHS // Putnam VT New Value
Income Fund ___ // Goldman Sachs VIT CORE Fund - Class iB ___
// AIM V.I. Growth Fund ___ Small Cap Equity Fund ___ // Putnam VT Research
// AIM V.I. Growth and // Goldman Sachs VIT CORE Fund - Class iB ___
Income Fund ___ U.S. Equity Fund ___
// AIM V.I. International // Goldman Sach VIT Global DCA FIXED ACCOUNT
Equity Fund ___ Income Fund ___ (Subject to state availability)
// AIM V.I. Value Fund ___ // Goldman Sachs VIT Internet // Short Term DCA ___
Tollkeeper Fund ___ // Extended Short Term DCA ___
DREYFUS: INITIAL SHARES // LSA/Goldman Sachs
// The Dreyfus Socially Growth Equity ___ GUARANTEE PERIODS
Resonsible Growth (not available in PR, OR, TX, WA)
Fund, Inc. ___ MFS: SERVICE CLASS // 1 Year Guarantee Period ___
// Dreyfus Stock Index Fund ___ // MFS Emerging Growth Series ___ // 3 Year Guarantee Period ___
// Dreyfus VIF Growth & // MFS Investors Trust Series ___ // 5 Year Guarantee Period ___
Income Portfolio ___ // MFS New Discovery Series ___ // 7 Year Guarantee Period ___
// Dreyfus VIF Money // MFS Research Series ___ // 10 Year Guarantee Period ___
Market Portfolio ___ // MFS Utilities Series ___

MORGAN STANLEY
FIDELITY-SERVICE CLASS 2 // LSA/Morgan Stanley
// Fidelity VIP Asset Manager: Focused Equity ___
Growth Portfolio ___ // Morgan Stanley UIF Fixed
// Fidelity VIP Contrafund Income Portfolio ___
Portfolio ___ // Morgan Stanley UIF Global
// Fidelity VIP Equity-Income Value Equity Portfolio ___
Portfolio ___ // Morgan Stanley UIF Mid Cap
// Fidelity VIP Growth Value Portfolio ___
Portfolio ___ // Morgan Stanley UIF Value
// Fidelity VIP High Portfolio ___
Income Portfolio ___
OPPENHEIMER FUNDS
// Oppenheimer Aggressive
FRANKLIN TEMPLETON Growth Fund/VA ___
// Franklin Global Health Care // Oppenheimer Capital
Securities Fund - Class 2 ___ Appreciation Fund/VA ___
// Franklin Small Cap Fund ___ // Oppenheimer Global
// Franklin Technology Securities Fund/VA ___
Securities Fund - Class 2 ___ // Oppenheimer Main Street
// Mutual Shares Securities Growth & Income Fund/VA ___
Fund - Class 2 ___ // Oppenheimer Strategic
Bond Fund/VA ___

--------------------------------------------------------------------------------

6. Tax Qualified Plan

// Yes // No (If Yes, complete the following.)

// Traditional IRA or // Roth IRA // SEP // Other ______________
// Rollover // Transfer // Contribution $____________ Contribution Year ________
-----------------------------------------------------------------------------------------------
7. Replacement Information

Do you have any existing annuity or life insurance contracts? // Yes // No
Will this annuity replace or change any existing annuity or life insurance? // Yes // No
(If Yes, complete the following and appropriate form(s), i.e. 1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form.)

Company ___________________________________ Policy No. ______________________
Date Policy Issued ________________________
-----------------------------------------------------------------------------------------------
8. Dollar-Cost Averaging Program
(Subject to State Availability)

// Short Term Dollar Cost Averaging Fixed Account
Money will be transferred in equal monthly installments for ____ months.*
// Extended Short Term Dollar Cost Averaging Fixed Account
Money will be transferred in equal monthly installments for ____ months.*
// Money Market
Please transfer $______ from the Money Market Portfolio each month starting __/__/__.

Please allocate the amount above to the sub-accounts specified below:
*Contact Glenbrook for current transfer period offered.

Note: Dollar-Cost Averaging into the Fixed Accounts is not available.

This agreement ends automatically when the account value in the sub-account selected above has been depleted.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
Total = 100%
---------------------------------------------------------------------------------------------
9. Automatic Porfolio Rebalancing Program

Please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below.
Please complete this transfer on a: // Monthly // Quarterly // Semi-annually // Annually
None of the money allocated to the MVA or DCA Fixed Accounts will be transferred as a result of this rebalancing program.
Please begin the Rebalancing Program on ___/___/___.
// Keep in effect until notified otherwise. // Stop the Rebalancing Program on __/__/__.

Sub-account % Sub-account %

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______

--------------------------------------------------------------------------------------------

10. Automatic Additions Program

I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $__________________. The debits should begin in _______________
(Month)
Debit my (check one) // Checking Account // Savings Account
on the (check one) // 5th day or // 25th day of each (check one) // Month or // Quarter

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________ Acct. No. ____________

Please allow three business days for the payment to be credited to your annuity.

A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise.
// Stop the Automatic Addition Program on ___/___/___.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
--------------------------------------------------------------------------------------------

11. Systematic Withdrawal Authorization

I hereby authorize Glenbrook Life and Annuity Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. The Glenbrook Provider Extra Variable Annuity allows up to 15% of purchase payments to be withdrawn each contract year. Withdrawals that exceed
15% may be assessed a wihdrawal charge.

Please check frequency: // Monthly // Quarterly // Semi-Annually // Annually

Start Date: __/__/__

// Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustements or income tax withholding.
Gross Amount: $________.

// Net partial withdrawal. The check amount will equal the requested amount.
The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustements and income tax withholding. Net Amount: $ ___

Specify percentage or dollar amount to be withdrawn from each sub-account.

Sub-account % or $ Sub-account % or $

_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______
_______________________ ______ ______________________ ______

-----------------------------------------------------------------------------------------------

11a. Withholding Election (Required)

// I do want to have ____% federal tax withheld. If no percentage is indicated, 10% will be withheld.

// I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.

-----------------------------------------------------------------------------------------------

11b. Direct Deposit

Please deposit the above amount to: (check one) // Checking Account // Savings Account

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________ Acct. No. ____________

Please allow two business days for the payment to be credited to your account.

A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name ________________________ Acct. No.* __________________________
*If applicable
Address ___________________________________________________________________

----------------------------------------------------------------------------------------------

Notice of Withholding

You may elect to have federal income tax withheld from the taxable portion of your distribution by contacting Glenbrook Life and Annuity Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject o penalties under the estimated tax rules. GA,
IA, MA, ME, OK, OR, VA and VT residents: If you chose to have federal income tax withheld, depending on the type of distribution, the laws of your state may require that state income tax be withheld. CA residents: If you choose to have federal income tax withheld, the laws of your state require that state income tax be withheld unless you specifically elect not to have state income tax withheld. You may contact us at any time to change or revoke your election. CT and MT residents: You may elect to have state income tax withheld. The withholding rate on withdrawals, which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b), is 10% of the
taxable portion of the withdrawal. Distributions from a plan qualified under
Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding.
If you request such a distribution, you will receive a notice outlining the applicable rules.

--------------------------------------------------------------------------------

12. Special Instructions

// I would like to receive a Statement of Additional Information (SAI).

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

--------------------------------------------------------------------------------

13. Signature(s)

If this application is declined, Glenbrook Life and Annuity Company will have no liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a guarantee period may be subject to a Market Value Adjustment, which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any applicable fraud warning for my state. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ______________________________ Date __/__/__
City State
Owner(s) Signature(s)___________________________________________
___________________________________________
--------------------------------------------------------------------------------------------

14. Agent Use Only

To the best of my knowledge, the insured has an existing annuity of life insurance? // Yes // No
Will the annuity applied for replace or change any existing annuity or life insurance? // Yes // No

Agent Name (Please print) ___________________________ Phone No. ( ) ___-____
Agent Signature _____________________________________ Soc. Sec. No. ____-____-____
Florida License ID Number ___________________________ Agent Option [A][B][C]

--------------------------------------------------------------------------------------------

IMPORTANT INFORMATION

For applicants in Arizona: Upon your written request, we will provide you, within a reasonable period of time, reasonable factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i)
the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio, and Pennsylvania:
Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material, thereto commits a fraudulent insurance act, which is a crime an suspects such person to criminal and civil penalties.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of
Regulatory Agencies.

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

o Annuities are not FDIC insured.

o Annuities are not obligations of this bank.

o The financial institution does not guarantee performance by the insurer issuing the annuity.

o Variable annuities involve investment risk, including potential loss of principal.

o Variable annuities are NOT protected by the Securities Investor Protection
Corporation (SIPC) as to the loss of the principal amount invested.

For applicants in Georgia: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Mailing Address: Glenbrook Life and Annuity Company Sales Support: AFDinc: 1-877-254-0772
P.O. Box 94042
Palatine, Illinois 60094

Overnight Address: Glenbrook Life and Annuity Company Customer Service: 1-800-755-5275
300 N. Milwaukee Avenue
Vernon Hills, Illinois 60061

Allstate Financial is the marketing name for Allstate Life Insurance Company, its affiliates and subsidiaries. The Glenbrook Provider Extra Variable Annuity is a flexible premium deferred variable annuity issued by Glenbrook Life and
Annuity Company and underwritten by ALFS, Inc. Both are subsidiary affiliates of
Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The
Glenbrook Provider Extra Variable Annuity is sold through agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.

Please read the prospectus carefully before you invest or send money.

IMSA
Insurance Marketplace Standards Association

Membership Promotes Ethical Market Conduct for Individual Life Insurance and
Annuities